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                                                                    EXHIBIT 3.12

                            ARTICLES OF INCORPORATION
                                       OF
                           ARP ACQUISITION CORPORATION


                                        I

          The name of this Corporation is ARP ACQUISITION CORPORATION.

                                       II

          The purpose of this Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

                                       III

          The name and address in the State of California of this Corporation's initial agent for service of process is:

                M. Glenn Gilbert
                Zimmerman Holdings, Inc.
                2600 Mission Avenue, Suite 100
                San Marino, California  91108


                                       IV

          This Corporation is authorized to issue only one class of shares of stock and the total number of shares which this Corporation is authorized to issue is one million (1,000,000).

DATED:   July 30, 1986

                                        /s/ Henry Pramov
                                        ---------------------------------------
                                        Henry P. Pramov, Incorporator

          I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                        /s/ Henry Pramov
                                        ---------------------------------------
                                        Henry P. Pramov